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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fleming Companies, Inc. on Form S-3 of our report dated February 13, 2002, appearing in the Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 29, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Dallas, Texas
April 23, 2002